POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Peter Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 29, 2019, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/Bradley J. Skapyak Bradley J. Skapyak President (Principal Executive Officer)	March 11, 2019
/s/James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	March 11, 2019

/s/Joseph S. DiMartino Joseph S. DiMartino Board Member	March 11, 2019
/s/Gordon J. Davis Gordon J. Davis Board Member	March 11, 2019

/s/Joni Evans Joni Evans Board Member	March 11, 2019
/s/Joan Gulley Joan Gulley Board Member	March 11, 2019
/s/Ehud Houminer Ehud Houminer Board Member	March 11, 2019
/s/Alan H. Howard Alan H. Howard Board Member	March 11, 2019
/s/Robin a. Melvin Robin A. Melvin Board Member	March 11, 2019
/s/Burton N. Wallack Burton N. Wallack Board Member	March 11, 2019
/s/Benaree Pratt Wiley Benaree Pratt Wiley Board Member	March 11, 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On March 11, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/Loretta Johnston Loretta Johnston Notary Public

ATTACHMENT A

Dreyfus Bond Funds, Inc.	Dreyfus Municipal Bond Fund
Dreyfus Stock Funds	Dreyfus International Equity Fund
Dreyfus Stock Funds	Dreyfus International Small Cap Fund
Dreyfus Strategic Municipal Bond Fund, Inc.
Dreyfus Strategic Municipals, Inc.
Strategic Funds, Inc.	Dreyfus Active MidCap Fund
Strategic Funds, Inc.	Dreyfus Select Managers Small Cap Growth Fund
Strategic Funds, Inc.	Dreyfus Select Managers Small Cap Value Fund
Strategic Funds, Inc.	Dreyfus U.S. Equity Fund
Strategic Funds, Inc.	Global Stock Fund
Strategic Funds, Inc.	International Stock Fund
Dreyfus Intermediate Municipal Bond Fund, Inc.
Dreyfus Municipal Funds, Inc.	Dreyfus AMT-Free Municipal Bond Fund
Dreyfus Municipal Funds, Inc.	Dreyfus High Yield Municipal Bond Fund
General New Jersey Municipal Money Market Fund, Inc.
Dreyfus New York Tax Exempt Bond Fund, Inc.
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.	Dreyfus California AMT-Free Municipal Bond Fund
Dreyfus Premier GNMA Fund, Inc.	Dreyfus U. S. Mortgage Fund
BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Absolute Insight Multi-Strategy Fund
BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Insight Broad Opportunities Fund
BNY Mellon Absolute Insight Funds, Inc.	BNY Mellon Insight Core Plus Fund